Exhibit 10.2

Property Acquisition Agreement dated June 16, 2006 by and among Duke Mountain Resources, Inc. Herdev S. Rayat and James W. Laird (Rosewall)

MINERAL PROPERTY PURCHASE AGREEMENT

THIS AGREEMENT dated for reference June 16, 2006

BETWEEN:

James W. Laird, an individual having an office at P.O. Box 672, Lions Bay, BC, V0N 2E0 (the “Seller”),

Duke Mountain Resources, Inc., a company incorporated under the laws of the State of Nevada and having an office at 1990 Tolmie Street, Vancouver, BC, V6R 4C2 (the “Purchaser”)

And,

Herdev S. Rayat, an individual having an office at 1990 Tolmie Street, Vancouver, BC, V6R 4C2 (the “Trustee”).

WHEREAS:

A. The Seller is the beneficial owner of the Rosewall Gold Mineral Property located in the Nanaimo Mining District, Vancouver Island, British Columbia. A detailed summary is described in Schedule “A” attached hereto which forms a material part hereof (the “Claims”);

B. The Seller has agreed to sell and the purchaser has agreed to purchase 100% right, interest and title in and to the Claims upon the terms and conditions hereinafter set forth;

C. Under the Mineral Tenure Act, title to British Columbia mineral claims can only be held by individuals, British Columbia corporations or foreign corporations extra-provincially registered in British Columbia;

D. The Trustee is the President, director and controlling stockholder of the Purchaser;

E. The Trustee has agreed to hold title to the Claims solely and exclusively for the benefit of the Purchaser.

NOW, THEREFORE, that in consideration of the mutual covenants and provisos herein contained, the parties hereto hereby agree as follows:

1. SELLER’S REPRESENTATIONS

1.1 The seller represents and warrants to the Purchaser that:

(a) The Seller is the registered and beneficial owner of the Claims and holds the right to transfer title to the Claims and to explore and develop the Claims;

(b) The Seller holds the Claims free and clear of all liens, charges and claims of others, and the Seller has a free and unimpeded right of access to the Claims and has use of the Claims surface for herein purposes;

(c) The Claims have been duly and validly located and recorded in a good and miner-like manner pursuant to the laws of the Province of British Columbia and are in good standing in British Columbia as of the date of this Agreement;

(d) There are no adverse claims or challenges against or to the Seller’s ownership of or title to any of the Claims nor to the knowledge of the Seller is there any basis therefore and there are no outstanding agreements or options to acquire or purchase the Claims or any portion thereof;

(e) The Seller has the full right, authority and capacity to enter into this Agreement without first obtaining the consent of any other person or corporate body in the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of any indenture, agreement or other instrument whatsoever to which the Seller is a party or by which he is bound or to which he is subject; and

(f) No proceedings are pending for, and the Seller is unaware of any basis for, the institution of any proceedings which could lead to the placing of either Seller in bankruptcy, or in any position similar to bankruptcy.

(g) The Seller agrees  to hold all claims covered by this agreement “in trust” indefinitely in order to comply with the laws of the Province of British Columbia or until such time as Purchaser has made other arrangements.

1.2 The representations and warranties of the Seller set out in paragraph 1.1 above form a part of this Agreement and are conditions upon which the Purchaser has relied in entering this Agreement and shall survive the acquisition of any interest in the Claims by the Purchaser.

2. THE PURCHASER’S REPRESENTATIONS

The Purchaser warrants and represents to the Seller that it is a corporation, duly incorporated under the laws of the State of Nevada with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

3. SALE AND REGISTRATION OF CLAIMS

The Seller hereby sells, grants and devises to the Purchaser a 100% undivided right, title and interest in and to the Claims in consideration of:

$15,000.00 US Dollars, and a 3% Net Smelter Return interest as described in Appendix “A”.

4. CLOSING

The sale and purchase of the interest in the Claims shall be closed concurrently with the execution of this Agreement at 5:00 P.M. on June 16, 2006 at the offices of the Purchaser, or such other place and time acceptable to both parties.

5. FORCE MAJEURE

If the Purchaser is prevented from or delayed in complying with any provisions of this Agreement by reason of strikes, labor disputes, lockouts, labor shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of the Purchaser, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay, and the Purchaser, insofar  as is possible, shall promptly give written notice to the Seller of the particulars of the reasons for any prevention or delay under this section, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to the Seller as soon as such cause ceases to exist.

6. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties with respect to the subject matter of this Agreement.

7. NOTICE

7.1 Any notice to be given under this Agreement shall be deemed to be well and sufficiently given if delivered to the other party at its respective address first noted above, and any notice given as aforesaid shall be deemed to have been given, if delivered, when delivered, or if mailed, on the fourth business day after the date of mailing thereof.

7.2 Either party may from time to time by notice in writing change its address for the purpose of this paragraph.

8. DECLARATION OF TRUST AND COVENANTS OF THE TRUSTEE

The Trustee hereby declares, represents, warrants and covenants that the Claims described below and registered in his name with the Ministry of Energy, Mines and Petroleum Resources for the Province of British Columbia held by me in trust and for the sole and exclusive benefit of the Purchaser. The Trustee further covenants and agrees that he will convey title to the Claims to such persons or other lawful entities as, from time to time, the Purchaser in writing may direct.

9. RELATIONSHIP OF PARTIES

Nothing contained in this Agreement shall, except to the extent specifically authorized hereunder, be deemed to constitute either party a partner, agent or legal representative of the other party.

10. FURTHER ASSURANCES

The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

10. TIME OF ESSENCE

Time shall be of the essence of this Agreement

11. TITLES

The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

12. NONSERVERABILITY

This Agreement shall be considered and construed as a single instrument and failure to perform any of the terms and conditions in this Agreement shall constitute a violation or breach of the entire instrument or Agreement and shall constitute the basis for cancellation or termination.

14. APPLICABLE LAW

The situs of the Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the Province of British Columbia.

15. ENUREMENT

This Agreement shall ensure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF this Agreement has been executed as of June 16th, 2006.

The Seller:

/s/ James W. Laird

James W. Laird

The Purchaser:

Duke Mountain Resources, Inc.

By:

/s/ Herdev S. Rayat

President & CEO

The Trustee:

/s/ Herdev S. Rayat

Herdev S. Rayat

SCHEDULE “A”

Rosewall Gold Mineral Property, Nanaimo Mining District, Vancouver Island, British Columbia.

Claim Number

Hectares

Expiry Date

Work Requirement

525453

147.115

January 14, 2007

$647.31 Cdn Dollars

APPENDIX “A”

Net Smelter Return

1.

In this Agreement, "3% Net Smelter Return" means 3% of the net amount of money received by the Purchaser for its own account from the sale of ore, or ore concentrates or other mineral products from the Claims to a smelter or other mineral products buyer after deduction of smelter and/or refining charges, ore treatment charges, penalties and any and all charges made by the purchaser of ore, concentrates, or other mineral products, less any and all transportation costs which may be incurred in connection with the transportation of ore or concentrates, less all umpire charges which the purchaser may be required to pay.

2.

Payment of Net Smelter Returns by the Purchaser to the Vendor shall be made semi-annually within 60 days after the end of each fiscal half year of the Purchaser and shall be accompanied by unaudited financial statements pertaining to the operations carried out by the Purchaser on the Claims.  Within 90 days after the end of each fiscal year of the Purchaser in which Net Smelter Returns are payable to the Vendor, the records relating to the calculation of Net Smelter Returns for such year shall be audited and any resulting adjustments in the payment of Net Smelter Returns payable to the Vendor shall be made forthwith.  A copy of the said audit shall be delivered to the Vendor within 30 days of the end of such 90-day period.

3.

Each annual audit shall be final and not subject to adjustment unless the Vendor delivers to the Purchaser written exceptions in reasonable detail within six months after the Vendor receives the report.  The Vendor, or its representative duly authorized in writing, at its expense, shall have the right to audit the books and records of the Purchaser related to Net Smelter Returns to determine the accuracy of the report, but shall not have access to any other books and records of the Purchaser.  The audit shall be conducted by a chartered or certified public accountant of recognized standing.  The Purchaser shall have the right to condition access to its books and records on execution of a written agreement by the auditor that all information will be held in confidence and used solely for purposes of audit and resolution of any disputes related to the report.  A copy of the Vendor's report shall be delivered to the Purchaser upon completion, and any discrepancy between the amount actually paid by the Purchaser and the amount which should have been paid according to the Vendor's report shall be paid forthwith, one party to the other.  In the event that the said discrepancy is to the detriment of the Vendor and exceeds 5% of the amount actually paid by the Purchaser, then the Purchaser shall pay the entire cost of the audit.

4.

Any dispute arising out of or related to any report, payment, calculation or audit shall be resolved solely by arbitration as provided in the Agreement.  No error in accounting or in interpretation of the Agreement shall be the basis for a claim of breach of fiduciary duty, or the like, or give rise to a claim for exemplary or punitive damages or for termination or rescission of the Agreement or the estate and rights acquired and held by the Purchaser under the terms of the Agreement.